Exhibit 10.3
DCP HOLDING COMPANY
2006 DENTAL CARE PLUS MANAGEMENT EQUITY INCENTIVE PLAN
(Amended and Restated)
Section 1. Purposes of Plan.
     The purpose of this 2006 Dental Care Plus Management Equity Incentive Plan (the “Plan”) of DCP Holding Company, an Ohio corporation (“DCP Holding”) is to advance the interests of DCP Holding, it subsidiary, Dental Care Plus, Inc., an Ohio corporation (“DCP”), and its stockholders by providing a means of attracting and retaining key employees and directors for DCP and DCP Holding (collectively referred to as the “Company”). In order to serve this purpose, the Plan encourages and enables directors and key employees to participate in the Company’s future prosperity and growth by providing them with incentives and Awards (as defined below) based on the Company’s performance, development, and financial success. These objectives will be promoted by granting to directors and key employees equity-based awards in the form of one or more of the following: (a) shares of DCP Holding’s Class B Common Stock, without par value (“Shares”) which are issued subject to restrictions under this Plan and DCP Holding’s Articles of Incorporation and Code of Regulations as in effect from time to time (“Restricted Shares”); (b) restricted stock units (“RSUs”), each of which represents an unfunded and unsecured obligation of the Company equivalent to the fair market value of a Share, and which is payable in cash or Shares, and (c) options to purchase Shares (“NQSOs”) which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). NQSOs are referred to hereafter generally as “Stock Options” and awards of Restricted Shares, RSUs and NQSOs are referred to generally hereafter as the “Awards.” The Plan is hereby amended and restated in its entirety to provide for the issuance of RSUs in addition to Restricted Shares, in order to permit the deferred settlement of such Awards in conformance with the requirements of Code Section 409A.
Section 2. Administration of Plan.
     A. The Plan shall be administered by DCP Holding’s Board of Directors (the “Board”) through the Benefits and Compensation Committee thereof (the “Committee”), consisting of not less than three directors of DCP Holding appointed by the Board. The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of DCP Holding. The Committee shall have the power and authority to: (a) select recipients of Awards (“Participants”) from among those eligible to receive Awards as set forth in Section 3; (b) grant Stock Options, Restricted Shares, RSUs or any combination thereof; (c) determine the number and type of Awards to be granted subject, however, to the requirement that Awards made at or near the same time to members of the Board (“Directors”) must be determined on a uniform and objective basis as to all Directors; (d) determine the terms and conditions, not inconsistent with the terms hereof, of any Award, including, without limitation, time and performance restrictions; (e) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (f) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof, including, without limitation, decisions with respect to Participants to be granted Awards and the number and type of Awards, shall be made in the Committee’s sole discretion (subject to the uniformity requirement as to Awards to Directors in their capacity as such) and shall be final and binding on all persons. References hereinafter to the Committee shall be read to mean the Board if no Committee is appointed hereunder.
     B. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
     C. Awards may be granted to members of the Board consistent with the provisions of Section 2(A) above. All Awards to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (a) eligible for Awards pursuant to the Plan or (b) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee or the Board during which action is taken with respect to the granting to him of Awards.

Section 3. Participants in Plan.
     The persons eligible to receive Awards under the Plan (“Participants”) shall include Directors and officers and other key employees of the Company who, in the opinion of the Board or the Committee, have responsibilities affecting the management, development, or financial success of the Company.
Section 4. Shares Subject to Plan.
     The maximum aggregate number of Shares which may be issued under the Plan shall be 15,000 Class B Shares. The Shares which may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares.
     If any Shares that have previously been the subject of a Stock Option cease to be the subject of a Stock Option (other than by reason of exercise), or if any Restricted Shares granted hereunder are forfeited by the holder, or if any Stock Option or other Award terminates without a payment or transfer being made to the Award recipient in the form of Shares, or if any Shares (whether or not restricted) previously distributed under the Plan are returned to the Company in connection with the exercise of an Award (including, without limitation, in payment of the exercise price or tax withholding), such Shares shall again be available for distribution in connection with future Awards under the Plan.
Section 5. Grant of Awards.
     NQSOs, RSUs and Restricted Shares may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant, subject, however, to the uniformity requirement regarding Awards to Directors made at or near the same time.
     Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Agreement, RSU Agreement or Restricted Share Agreement, as the case may be (collectively, “Award Agreements”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant.
Section 6. Stock Options.
     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Stock Option grant shall be evidenced by a written Stock Option Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including, without limitation, the following provisions:
     (a) Exercise Price.
     The exercise price per Share issuable upon exercise of a Stock Option shall be no less than the minimum legal consideration required under the laws of the State of Ohio and no more than the fair market value per Share on the date the Stock Option is granted. For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the last reported sale price on any stock exchange on which the Shares are listed on the most recent previous trading day, if applicable; provided that if the Shares are not traded on an exchange, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion, which may be based on the book value of such Shares or other basis consistent with the Code of Regulations of DCP Holding.

     (b) Vesting and Exercise of Options.
     A Stock Option shall be exercisable only with respect to whole (not fractional) Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates or on the basis of such other criteria, including without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.
     (c) Term.
     No Stock Option shall be exercisable after the expiration of 10 years from the date on which that Stock Option is granted.
     (d) Method of Exercise.
     A Stock Option may be exercised, in whole or in part, by giving written notice to the Company stating the number of Shares (which must be a whole number) to be purchased. Upon receipt of payment of the full purchase price for such Shares by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise, or (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Stock Option Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person’s designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.
     (e) Restrictions on Shares Subject to Stock Options.
     Shares issued upon the exercise of any Stock Option may be made subject to such disposition, transferability or other restrictions or conditions as the Committee may determine, in its discretion, and as shall be set forth in the applicable Stock Option Agreement. Shares issued upon exercise of any Stock Option shall be subject to the terms and conditions of the Articles of Incorporation and Code of Regulations of DCP Holding as in effect from time to time.
     (f) Transferability.
     Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant’s lifetime only by the Participant. Without limiting the generality of the foregoing, Stock Options may be transferred only upon the Participant’s death and only by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative.
     (g) Termination of Employment by Reason of Death or Disability.
     If a Participant’s employment terminates by reason of the Participant’s death or disability (as defined by the Committee in its sole discretion at the time of grant and set forth in the Stock Option Agreement), then (i) unless otherwise determined by the Committee within 60 days of such death or disability, to the extent a Stock Option held by such Participant is not vested as of the date of death or disability, such Stock Option shall automatically terminate on such date, and (ii) to the extent a Stock Option held by such Participant is vested (whether pursuant to its terms, a determination of the Committee under the preceding clause (i), or otherwise) as of the date of death or disability, such Stock Option may thereafter be exercised by the Participant, the legal representative of the Participant’s estate, the legatee of the Participant under the will of the Participant, or the distributee of the Participant’s estate, whichever is applicable, for a period of one year (or such other period as the Committee may specify at or after grant or death or disability) from the date of death or disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (h) Termination of Employment by Reason of Retirement.
     If a Participant’s employment terminates by reason of the Participant’s retirement, then each NQSO held by such Participant may thereafter be exercised by the Participant according to its terms, including without limitation, for such period after such termination of employment as shall be set forth in the applicable Stock Option Agreement, or until the expiration of the stated term of such NQSO, whichever period is shorter. For purposes of the Plan, a Participant shall be considered to retire from the Company if the Participant “Retires” as defined in the Code of Regulations of DCP Holding.
     (i) Other Termination of Employment.
     If a Participant’s employment terminates for any reason other than death, disability, or retirement, then (i) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and (ii) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for a period of 90 days (or such other period as the Committee may specify at or after grant or termination of employment) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant’s employment by the Company or its subsidiaries for Cause (as defined in an applicable Stock Option Agreement), any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect. For purposes of the Plan, whether termination of a Participant’s employment by the Company is for “Cause” shall be determined by the Committee, in its sole discretion.
Section 7. Stock Awards — Restricted Shares and RSUs.
     Restricted Shares and RSUs (“Stock Awards”) awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Stock Award shall be evidenced by a written Stock Award Agreement (a Restricted Share Agreement or RSU Agreement, as applicable), executed as set forth in Section 5, above, which shall be consistent with the Plan, including, without limitation, the following provisions:
     (a) Price.
     The purchase price for Stock Awards shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (ii) a combination of the preceding methods.
     (b) Acceptance of Stock Awards.
     At the time of the Stock Award, the Committee may determine whether the Stock Award is to be settled in Shares or in cash or a combination of both and may require that any Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Stock Award Agreement. All Restricted Shares and Shares issued in settlement of RSUs shall also be subject to the terms and conditions of the Articles of Incorporation and Code of Regulations of DCP Holding as in effect from time to time. Awards of Restricted Shares and RSUs must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the applicable Stock Award Agreement. The Participant shall not have any rights with respect to the grant of Restricted Shares or RSUs unless and until the Participant has executed the Stock Award Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.
     (c) Share Restrictions.
     Subject to the provisions of the Plan and the applicable Stock Award Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Stock Award Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber any RSUs or Restricted Shares. All Restricted Shares and any Shares underlying RSUs, if any, shall remain subject to the terms and conditions of the DCP Holding Articles of Incorporation and Code of Regulations, as in effect from time to time. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions (other than those applicable under the DCP Holding Articles of Incorporation and Code of Regulations) shall lapse with respect to any Restricted Shares or RSUs. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its subsidiaries terminates during the Restriction Period, all Restricted Shares and RSUs held by such Participant and still subject to restriction shall be forfeited by the Participant.
     (d) Stock Issuances and Restrictive Legends; Settlement of RSUs.
     Upon execution and delivery of the Restricted Share Agreement as described above and receipt of payment of the full purchase price, if any, for the Restricted Shares subject to such Restricted Share Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Restricted Shares. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion, issue Restricted Shares (whether or not such Restricted Shares are, at the time of such issuance, the subject of an Award) to the trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Restricted Shares until the restrictions thereon have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Restricted Share Award, the Participant shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award. Upon vesting of the RSUs as described above and receipt of payment of the full purchase price, if any, for the RSUs, payment shall be made in accordance with the terms of the RSU Agreement, in cash or in Shares, as the Committee determines, as soon as reasonably practicable thereafter. Notwithstanding the foregoing, the Committee may determine that RSUs are subject to elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, as applicable, and may establish any rules applicable to such deferral, which shall comply in all respects with Section 409A of the Code.
     (e) Shareholder Rights.
     Each Participant shall have, with respect to the Restricted Shares covered by any Award to that Participant, all of the rights of a shareholder in the Company with respect to the Restricted Shares covered by an Award, including the right to vote the Restricted Shares and the right to receive any dividends or other distributions with respect to the Restricted Shares, but subject, however, to those restrictions placed on such Restricted Shares under this Plan and as specified in the applicable Restricted Share Agreement. Unless otherwise provided for by the Committee, each Participant shall have, with respect to RSUs covered by any Award to that Participant, all of the rights of a shareholder in the Company with respect to the Shares underlying the Award only after Shares are issued in settlement of the Award as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, to the Participant.
     (f) Expiration of Restriction Period.
     Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares (or rights thereto) subject to such Restriction Period, unrestricted whole (not fractional) Shares shall be issued and delivered to the Participant, unless otherwise provided by the Committee. Unrestricted Shares shall, however, continue to be subject to the terms and provisions of the DCP Holding Articles of Incorporation and Code of Regulations as in effect form time to time. Upon expiration of the Restriction Period and of any period of elective or mandatory deferred settlement of RSUs, cash or Shares, as applicable, shall be issued and delivered to the Participant, unless otherwise provided by the Committee.
     (g) Termination of Employment
     If a Participant’s employment by or service as a Director of the Company and its subsidiaries terminates before the end of any Restriction Period with the consent of the Committee, or upon the Participant’s death, retirement (as defined in Section 6(h), above), or disability (as defined by the Committee in its discretion at the time of grant and set forth in the Stock Award Agreement), the Committee may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Restricted Shares or of all or a portion of the Shares or cash, as applicable, underlying the RSU, which would have been issued to him had his employment or appointment continued to the end of the Restriction Period. If the Participant’s employment by or service as a Director of the Company and its subsidiaries terminates before the end of any Restriction Period for any other reason, all Restricted Shares and RSUs shall be forfeited.

Section 8. Restriction on Exercise After Termination.
     Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an “Unexercised Right”) and held by a Participant on the date of termination of such Participant’s employment or status as a Director for any reason shall be exercisable after such termination if, prior to such exercise, the Participant (a) takes other employment or renders services to others without the written consent of the Company, (b) violates any non-competition, confidentiality, conflict of interest, or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded, or (c) otherwise conducts himself in a manner adversely affecting the Company in the sole discretion of the Committee.
Section 9. Withholding Tax.
     The Company, at its option, shall have the right to require the Participant or any other person receiving cash, Shares or Restricted Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such cash, Shares or Restricted Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares or Restricted Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option or settlement of an RSU, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.
Section 10. Securities Law Restrictions.
     No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable, in its sole discretion.
     The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
     All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 11. Change in Control.
     (a) Accelerated Vesting and Company Purchase Option.
     Notwithstanding any provision of this Plan or any Award Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 11 and stating that this Section 11 shall not be applicable to the Award evidenced by such Award Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:
     (i) Any and all Stock Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms, and the restrictions applicable to any or all Restricted Shares and RSUs shall lapse and such Stock Awards shall be fully vested; provided that no Stock Option or other Stock Award right which has previously been exercised or otherwise terminated shall become exercisable; and
     (ii) The Company may, at its option, terminate any or all unexercised Stock Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Stock Option so terminated, pay to the Participant (or such Participant’s transferee, if applicable) theretofore holding such Stock Option cash in an amount equal to the difference between the fair market value (as defined in Section 6(a), above) of the Shares subject to the Stock Option at the time the Company exercises its option under this Section 11(a)(ii) and the exercise price of the Stock Option; and provided further that if such fair market value is less than such exercise price, then the Committee may, in its discretion, terminate such Stock Option without any payment.
     (b) Definition of Change in Control.
     For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following:
     (i) When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “1934 Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the 1934 Act, but excluding DCP and DCP Holding, any other subsidiary of DCP Holding, and any employee benefit plan sponsored or maintained by DCP or DCP Holding (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of securities of DCP Holding representing 50% or more of the combined voting power of DCP Holding’s then outstanding securities;
     (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such 24-month period) or by prior operation of this Section 11(b)(ii);
     (iii) The occurrence of a transaction requiring shareholder approval for the acquisition of DCP or DCP Holding by an entity other than DCP, DCP Holding or any other subsidiary of DCP Holding, or any of their respective affiliates, through purchase of assets, by merger, or otherwise; or
     (iv) Approval by the shareholders of DCP Holding of a complete liquidation or dissolution of DCP and DCP Holding.
     (c) Definition of Potential Change in Control.
     For purposes of the Plan, a “Potential Change in Control” means the happening of any one of the following:
     (i) The approval by the shareholders of DCP Holding of an agreement, the consummation of which would result in a Change in Control as defined in Section 11(b), above; or

     (ii) The acquisition of beneficial ownership of DCP Holding, directly or indirectly, by any entity, person, or group (other than DCP Holding, a subsidiary of DCP Holding, or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) representing ___% or more of the combined voting power of DCP Holding’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of DCP Holding has occurred for purposes of the Plan.
Section 12. Changes in Capital Structure.
     In the event DCP Holding changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, in its sole discretion, the aggregate number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares and the exercise price for each Share subject to the unexercised portion of any then-outstanding Award shall be proportionately adjusted with the objective that the Participant’s proportionate interest in DCP Holding shall remain the same as before the change without any change in the total exercise price applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion.
     In the event of any other recapitalization, corporate separation or division, or any merger, consolidation, or other reorganization of DCP Holding, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion.
     The Board’s and the Committee’s determination of the adjustments appropriate to be made under this Section 12 shall be conclusive upon all Participants under the Plan.
Section 13. No Enlargement of Employee Rights.
     The adoption of this Plan and the grant of one or more Awards to an employee of DCP Holding or any of its subsidiaries shall not confer any right to the employee to continue in the employ of DCP Holding or any such subsidiary and shall not restrict or interfere in any way with the right of his employer to terminate his employment at any time, with or without cause.
Section 14. Rights as a Shareholder.
     No Participant or his executor or administrator or other transferee shall have any rights of a shareholder in DCP Holding with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.
Section 15. Acceleration of Rights.
     The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.
Section 16. Interpretation, Amendment or Termination of the Plan.
     The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the shareholders of DCP Holding, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall materially and adversely affect any outstanding Stock Option or other right under the Plan without the consent of the holder of such Stock Option or other right; and (b) except for the adjustments provided for in Section 12, above, no amendment may be made by Board action without shareholder approval if shareholder approval is required under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments. In addition, the Committee may amend the terms of any Award theretofor granted, prospectively or retroactively; provided, no such amendment shall impair the rights of any Participant without the Participant’s consent unless it is made to cause the Plan or such Award to comply with applicable law.

Section 17. Unfunded Status of the Plan.
     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee, nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.
Section 18. Protection of Board and Committee.
     No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.
Section 19. Government Regulations.
     Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including, without limitation, any stock exchange on which DCP Holding’s Shares may then be listed.
Section 20. Governing Law.
     The Plan shall be construed under and governed by the laws of the State of Ohio.
Section 21. Genders and Numbers.
     When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.
Section 22. Captions.
     The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.
Section 23. Effective Date.
     The Plan shall be effective January 1, 2006.

Section 24. Term of Plan.
     No Award shall be granted pursuant to the Plan on or after the 10th anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.
Section 25. Savings Clause.
     In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan.
     Executed this ___ day of ___, 2006.

DCP HOLDING COMPANY

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